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                                                                     EXHIBIT 16

                                     [LETTERHEAD]

October 17, 1997

Securities and Exchange Commission
450 Fifth Street Northwest
Washington, DC  20548



Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of the Form 8-K of Great Lakes Aviation, Ltd. dated October 17, 1997.


Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP